UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 5/26/2011

Market Leader, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51032

Washington	91-1982679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11332 NE 122nd Way, Suite 200, Kirkland WA 98034

(Address of principal executive offices, including zip code)

425-952-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company held its 2011 Annual Meeting of Shareholders on May 26, 2011. At the 2011 Annual Meeting, the Company’s shareholders elected three directors and ratified the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

The proposals acted upon at the 2011 Annual Meeting and the voting results for each proposal were as follows:

Proposal 1: Election of three directors nominated by the Company’s Board of Directors, each to serve for a term expiring in 2014 or until their respective successor has been duly elected and qualified.

Nominee	For	Withheld	Abstain or Broker Non-Votes
Jon W. Gacek	16,748,029	1,752,936	4,452,204
Richard A. Mendenhall	16,729,070	1,771,895	4,452,204
Ian Morris	17,196,241	1,304,724	4,452,204

Proposal 2: Ratification of the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

For	Against	Abstain
22,633,365	319,679	125

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Market Leader, Inc.

Date: June 1, 2011	By:	/s/ Jacqueline Davidson
Jacqueline Davidson
Chief Financial Officer

2